Exhibit 10.1


                                ESCROW AGREEMENT

     This Escrow Agreement, dated as of December __, 2001 (this "Agreement"), is by and among Crest View Inc., a Nevada corporation (the "Company"), and Southwest Escrow Company, a Nevada trust company (the "Escrow Agent").


          WHEREAS, the Company is offering up to 2.1 million units (each a "Unit"), each Unit consisting of one share of the common stock, par value $.001 per share, of the Company and one-third (1/3) of a Class A Redeemable Common Stock Purchase Warrant, by means of a prospectus, dated December __, 2001 (the "Prospectus"), forming a part of the Registration Statement on Form SB-2, as amended (Registration Number 333-45780), filed by the Company with the United States Securities and Exchange Commission (the "SEC") and declared effective by the SEC on December __, 2001;

          WHEREAS, pursuant to the Prospectus, the Company is offering for sale the Units on a self underwritten, best efforts 1.2 million Units minimum (the "Minimum Offering"), 2.1 million Units maximum (the "Maximum Offering") basis;

          WHEREAS, the Units are being offered and shall be sold at a purchase price (the "Purchase Price") of $.50 per Unit, for a period (the "Offering Period") of up to 90 days commencing on the date of this Agreement (the "Initial Offering Period"), unless extended for an additional period of up to 90 days at the sole discretion of the Company and upon written notice of such extension being given to the Escrow Agent on or before the termination of the Initial Offering Period;

          WHEREAS, the Purchase Price may be paid in the form of cash, certified check, bank check, or a reduction or cancellation of indebtedness of the Company;

          WHEREAS, pursuant to the Prospectus, the proceeds to the Company from the sale of the Units are to be held in escrow pending the Company's receipt of subscriptions, acceptable to the Company in the Company's sole discretion (each, a "Subscription"), sufficient to consummate the Minimum Offering; and

          WHEREAS, the Prospectus contemplates that the Escrow Agent will serve as escrow agent on the terms and subject to the conditions provided in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby appoints the Escrow Agent as the Company's agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, each upon the terms and subject to the conditions set forth in this Agreement.


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2.       During the Offering Period, the Escrow Agent shall do the following:

               (a) hold, on the Company's behalf and on behalf of each party making a Subscription (each, a "Subscriber"), the amounts and documentation delivered to the Escrow Agent from time to time by the Company pursuant to section 3 of this Agreement;

               (b) deposit all monetary amounts received by the Escrow Agent representing the Purchase Price from all Subscribers under this Agreement in a separate account maintained by the Escrow Agent (and retain all documents evidencing indebtedness of the Company to be reduced or canceled in payment of an appropriate Purchase Price) which enables the Escrow Agent to transmit or return appropriate Purchase Price and/or interest earned on such Purchase Price (or such documentation) to the Subscriber and/or the Company entitled to such monetary amounts (and/or such documentation) when the appropriate event has occurred or fails to occur in accordance with section 6 of this Agreement;

               (c) either deposit the monetary amounts representing the Purchase Price received from each Subscriber in an interest bearing account or invest the amounts deposited in short-term securities issued or guaranteed by the United States Government (all interest paid or earnings on the amounts so deposited or invested, being "interest");

               (d) maintain a complete record of (i) the name, address and taxpayer identifying number of each Subscriber, (ii) the number of Units subscribed for by such Subscriber, as acceptable to the Company,
          (iii) the Purchase Price received from each Subscriber and (iv) the form of payment of such Purchase Price; and

               (e)   otherwise   perform   the   Escrow   Agent's   duties   and
          responsibilities under this Agreement.

3. Until funds and/or documentation representing the aggregate Purchase Price for the Minimum Offering (i.e., $600,000.00) (the "Minimum Offering Proceeds") are deposited with the Escrow Agent, the Company shall deliver to the Escrow Agent all proceeds from Subscriptions for the Units received from Subscribers and acceptable to the Company within two business days from the date of receipt of such funds and/or documentation by the Company.

4. From time to time during the Offering Period or until the Minimum Offering Proceeds are received by the Escrow Agent, whichever shall be the first to occur, the Company shall deliver to the Escrow Agent a statement containing
     (i) the name, address and taxpayer identifying number of each Subscriber whose Subscription is acceptable to the Company, (ii) the number of Units subscribed for by such Subscriber, as acceptable to the Company, (iii) the Purchase Price received from each Subscriber and (iv) the form of payment of such Purchase Price.

5. Following receipt of the Minimum Offering Proceeds during the Offering Period, the Escrow Agent shall promptly deliver written notice to the Company confirming the Escrow Agent's receipt of such Minimum Offering Proceeds.


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6.   The  Escrow  Agent  shall  deliver  the  Minimum  Offering  Proceeds,  with interest, as follows:

               (a) To the Company (or in accordance with the Company's written instructions) promptly in the event that the Escrow Agent has received the Minimum Offering Proceeds during the Offering Period; or

               (b) To the Subscribers, in the amount and form received from them when tendering their respective Subscriptions, with their allocable share of interest (if their Purchase Price was paid in monetary form and not in the form of evidence of indebtedness), promptly, in the event that the Minimum Offering Proceeds are not received by the Escrow Agent on or prior to the termination of the Offering Period.

7. In the event that the Minimum Offering Proceeds are disbursed in accordance with paragraph 6(a) of this Agreement, the Escrow Agent shall deposit any additional funds and/or documentation representing Subscriptions acceptable to the Company that the Escrow Agent receives and shall disburse such funds and/or documentation in accordance with the written instructions of the Company.

8. The Escrow Agent hereby accepts its obligations under this Agreement, and represents and warrants that the Escrow Agent has the power and legal authority to enter into this Agreement and to perform the Escrow Agent's obligations under this Agreement. The Escrow Agent covenants and agrees that all property held by the Escrow Agent pursuant to this Agreement shall be identified as being held in escrow in connection with this Agreement. The Escrow Agent further covenants and agrees that all documents and records with respect to the matters subject to and transactions contemplated by this Agreement will be available, upon reasonable written notice, for examination by the Company, the SEC or any state "blue sky" securities authorities.

9. The Escrow Agent shall be entitled to receive from the Company, from time to time, (a) reasonable compensation for its services rendered under this Agreement, and (b) reimbursement for any reasonable expenses incurred by the Escrow Agent hereunder. The Escrow Agent shall not have a lien upon, or any other right whatsoever to payment from, the property held by the Escrow Agent pursuant to this Agreement, for or on account of such right to payment and reimbursement or otherwise.

10.  The Escrow Agent shall not have:

               (a) any duties or responsibilities hereunder except as expressly set forth in this Agreement;

               (b)  investment  responsibility  with  respect  to funds or other
          property   held  under  this   Agreement;

               (c) responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any property held by the Escrow Agent pursuant to this Agreement; nor

               (d) any duty to preserve rights against any parties with respect to any property held by the Escrow Agent pursuant to this Agreement; in each event, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters.


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

11. The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document or other communication which is believed by the Escrow Agent to be genuine and to have been signed or sent by the proper party or parties, and may rely upon statements contained in such notice, certificate, affidavit, letter, document, or other communication without further inquiry or investigation.

12. The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including, without limitation, any release of amounts held by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall not be liable for any other action or failure to act under or in connection with this Agreement, except for the Escrow Agent's own willful misconduct.

13. In the event of any disagreement between the Company and the Subscribers, or any other person, or any of them, resulting in an adverse claim to funds or property held by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall be entitled, at the Escrow Agent's sole option, to refuse to comply with any such claim and shall not be liable for damages or interest to any such person or persons for its failure to comply with such adverse claims; and the Escrow Agent shall be entitled to continue to so refrain until:

               (a) the rights of the averse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

               (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified of such in a writing signed by all interested persons. In the event of such disagreement, the Escrow Agent, in the Escrow Agent's sole discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated.

14. The Company agrees to indemnify the Escrow Agent, and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages, and liabilities (including, without limitation. reasonable attorneys' fees and expenses) arising out of or in connection with this Agreement, including, without limitation, any action brought by the Escrow Agent pursuant to section 13 of this Agreement, except such as may be caused by the willful misconduct of the Escrow Agent.

15. The Escrow Agent may at any time resign by giving prior written notice of such resignation to the Company. The Escrow Agent shall not be discharged from its duties and obligations under this Agreement until a successor escrow agent shall have been designated by the Company and such successor escrow agent shall have executed and delivered an escrow agreement in substantially the form of this Agreement, and all property then held by the Escrow Agent pursuant to this Agreement shall have been delivered to such successor escrow agent.

16. The term of this Agreement shall commence as of the date of this Agreement and shall terminate upon the earlier to occur of the following:


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               (a) disbursement of all amounts held by the Escrow Agent pursuant to section 6 of this Agreement and satisfaction of the Escrow Agent's other duties and responsibilities under this Agreement; or

               (b) receipt by the Escrow Agent of written notice executed by the Company providing for the termination of this Agreement and designating the manner of distribution of the items deposited with the Escrow Agent.

17. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if (a) delivered by hand against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested addressed, as follows:

          If to the Company, to:     Crest View Inc.
                                     1700 West Horizon Ridge Parkway - Suite 202
                                     Henderson, Nevada 89012
                                     Attention:  President

          with a copy to:            Snow Becker Krauss P.C.
                                     605 Third Avenue
                                     New York, New York 10158-0125
                                     Attention: Elliot H. Lutzker, Esq.

         if to the Warrant Agent, to:




         with a copy to:



     or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this section 17, to the other party to this Agreement. Each such request, demand, notice or other communication shall be deemed given (x) on the date of delivery by hand, (y) on the first business day following the date of delivery to an overnight courier or (z) three business days following mailing by registered or certified mail.

18. This Agreement shall be binding and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Agreement or any property held pursuant to this Agreement, except as specifically set forth in this Agreement.


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19.  This  Agreement  shall be governed by, and be construed and  interpreted in accordance with, the internal laws of the State of Nevada.

20. This Agreement may be entered into in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        Crest View Inc.


                                        By:
                                           ------------------------------------
                                           Johnny R. Thomas, President

                                        Southwest Escrow Company


                                        By:
                                           ------------------------------------
                                           Dale E. Puhl, President